Transocean Inc. Reports Fourth Quarter 2007 Results Exhibit 99.2

Chart #1: Average Contracted Dayrate by Rig Type
Qtr 1 2008 through Qtr 4 2008 (Unaudited)
The Jackups category consists of our jackup fleet. Jackups
The Other Floaters category is generally comprised
of those non-High-Specification Floaters with a
water depth capacity of less than 4,500 feet.
Other
Floaters
The Other Deepwater Floaters include the remaining
semi-submersible rigs and drillships that have a
water depth capacity of at least 4,500 feet.
Other High-Specification Floaters were built in the in
the mid to late 1980s, are capable of drilling in harsh
environments and have greater displacement than
previously constructed rigs resulting in larger
variable load capacity, more useable deck space
and better motion characteristics.
Ultra-Deepwater Floaters have high-pressure mud
pumps and a water depth capability of 7,500 feet or
greater.
The High-Specification Floaters category is a
consolidation of the Ultra-Deepwater Floaters, Other
High-Specification Floaters and Other Deepwater
Floaters as described below.
High-
Specification
Floaters
The weighted average contract dayrate for each rig
type based on current backlog from the company's
most recent Fleet Status Update Report as of
February 5 , 2008. Includes firm contracts only.
Average
Dayrate
Definitions
371
358
351
339
298
289
287
299
155
153
155
148
$50k
$100k
$150k
$200k
$250k
$300k
$350k
Qtr 1 08 Qtr 2 08 Qtr 3 08 Qtr 4 08
High Specification Floaters
Other Floaters
Jackups
th

Chart #2: Out-of-Service Rig Months
Qtr 1 2007 through Qtr 4 2008 (Unaudited)
Rig time described as "shipyard" refers to periods
during which a rig is out of service as a result of
other planned shipyards, surveys, repairs,
regulatory inspections or other planned service or
work on the rig excluding reactivations and
upgrades.
Shipyard
Rig time described as "upgrade" includes the
Sedco 702 and Sedco 706 which are undergoing
or forecast to undergo a shipyard project to
enhance the operational capabilities of the rig.
Upgrade
Rig time described as "reactivation“, relating to
the C.K. Rhein Jr., which was previously cold
stacked.
Reactivation
Includes mobilization and demobilization to and
from operating contracts and other activities such
as shipyards excluding those mobilization and
demobilization periods covered in Reactivation
and Upgrades.
Mobilization
Time when a rig is not available to earn an
operating dayrate due to shipyards, contract
preparation, mobilization, reactivation or
upgrades.
Out-of-Service
Time expressed in months that each rig has been,
or is forecast to be Out of Service as reflected in
the company's Fleet Status Update Report as of
February 5 , 2008. Also includes out of service
time of less than 14 days that is not disclosed in
the Fleet Status report.
Rig Months
Definitions
* On November 27, 2007, Transocean merged with GlobalSanteFe Corporation
*
17
13
14
17
16
27
26
12
4
2
2
5
5
5
3
3
1
3
3
5
3 6
3
3
2
0
5
10
15
20
25
30
35
40
Qtr 1 - 07A Qtr 2 - 07A Qtr 3 - 07A Qtr 4 - 07A Qtr 1 - 08F Qtr 2 - 08F Qtr 3 - 08F Qtr 4 - 08F
Period ( A = actual data, F = forecast data)
Shipyard Mobilization Reactivation Upgrade
th

Chart #3: Operating & Maintenance (O&M) Costs Trends
(Unaudited)
Our operating and maintenance costs represent all direct and indirect costs associated with the operation and maintenance of our drilling rigs. Operating and maintenance costs also
includes all costs related to local and regional offices as well as all costs related to operations support, engineering
support, marketing and other similar costs.  The principal
elements of these costs are direct and indirect labor and
benefits, repair and maintenance, contract preparation
expenses, insurance, boat and helicopter rentals, professional and technical fees, freight costs, communications, customs
duties, tool rentals and services, fuel and water, general taxes and licenses. Labor, repair and maintenance costs, insurance premiums, personal injury losses and drilling rig casualty
losses represent the most significant components of our
operating and maintenance costs
O&M Costs *
Includes the total amount of days a rig is deemed to be out of service. This relates to times when a rig is out of service due to shipyards, mobilization and short-term idle periods.
Out of Service
Days
Denotes the total O&M costs while a rig is out of service
based upon Out of Service Days, as defined below. Out of
Service costs are the difference between total operating and maintenance costs and the In-Service Costs.
Out of Service
Denotes the total amount of days a rig is deemed to be in-
service under contract operations. This excludes all out of
service time relating to shipyards, mobilization and short-
term out of contract periods but includes the operational
downtime of in service rigs. The average number of days may
also fluctuate from quarter to quarter as a result of rigs being reactivated, sold or stacked in the quarters.
Rig Operating
Days
Denotes the total O&M costs of a rig while in service based
upon the Rig Operating Days (excluding shorebase or
common support costs), as defined below.
Operating Rigs
Includes Integrated Services, Drilling Management Services,
Oil and Gas Properties, and all shorebase or common support
costs (on-shore offices, yards, pool equipment).
Support & Non-
Drilling Costs
Definitions
* On November 27, 2007, Transocean merged with GlobalSanteFe Corporation
*
$81
$72
$76
$82
$105
$117
$130
$251
$357
$362
$406
$425
$419
$474
$488
$599
$36
$115
$78
$62
$45
$36
$44
$73
$-
$100 MM
$200 MM
$300 MM
$400 MM
$500 MM
$600 MM
$700 MM
$800 MM
$900 MM
$1,000 MM
Qtr1'06 Qtr2'06 Qtr3'06 Qtr4'06 Qtr1'07 Qtr2'07 Qtr3'07 Qtr4'07
Period
Support & Non-Drilling Costs $ Operating Rig $ Out of Service $
$923 $662 $627 $569 $569 $560 $549 $474

Chart #4: Contract Backlog by Years
(Unaudited)
Total Contract Backlog (1) = $30.9 Billion
4.2
4.8
4.0
2.6
2.1
2.6
5.0
3.4
1.5
0.6
0.1
$0.0B
$1.0B
$2.0B
$3.0B
$4.0B
$5.0B
$6.0B
$7.0B
$8.0B
$9.0B
$10.0B
$11.0B
$12.0B
2008 2009 2010 2011 2012 2013-2016
High-Spec Fleet Remaining Fleet
9.2 2.6
2.2
3.2 5.5 8.2
(1) Calculated by multiplying the contracted operating dayrate by the firm contract period from February 1st, 2008 forward.  Reflects firm commitments represented by signed contracts.  Contract backlog excludes revenues from mobilization, demobilization, contract preparation, integrated services and customer reimbursables.  Our backlog calculation assumes that we receive the full contractual dayrate, which could be higher than the actual Dayrate that we receive because of a number of factors (rig downtime, suspension of operations, etc....) including some beyond our control.
Remaining